UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400

Burlingame, CA 94010

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On September 30, 2021, the compensation committee of the board of directors of Humanigen, Inc. (the “Company”) offered the Company’s executive officers and employees the opportunity receive all or a portion of their base salaries for the fourth quarter of 2021 in the form of stock options, in an effort to conserve cash and to provide additional incentives for achievement of the Company’s near term objectives. The following executive officers elected to receive such stock options in lieu of such cash compensation for the fourth quarter of 2021:

Name and Principal Position	Number of Shares Underlying Grant (#)(1)	4th Quarter Base Salary Paid in Stock Options (percentage of quarterly amount)
Dr. Cameron Durrant Chairman and Chief Executive Officer	17,660	$79,959 (50%)
Dr. Dale Chappell Chief Scientific Officer	22,626	$102,433 (100%)
Dr. Adrian Kilcoyne Chief Medical Officer	5,863	$26,646 (25%)
Edward Jordon Chief Commercial Officer	4,966	$22485 (25%)

(1)       All options granted have an exercise price equal to $5.93, the closing price of Humanigen’s common stock on the September 30, 2021 grant date, and vest in three ratable installments on each of October 31, 2021, November 30, 2021 and December 31, 2021.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Humanigen, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: October 5, 2021